3Q23 Financial Results October 13, 2023 Exhibit 99

3Q23 Financial highlights

ROTCE[1]
22%

CET1 capital ratios[2]
Std. **14.3%** | Adv. **14.5%**
Total Loss-Absorbing Capacity[2] **$496B**

Std. RWA[3] **$1.7T**
Cash and marketable securities[4] **$1.4T**
Average loans **$1.3T**

Income statement

- 3Q23 net income of $13.2B and EPS of $4.33
- Managed revenue of $40.7B[5]
- Expense of $21.8B and managed overhead ratio of 53%[5]

Balance sheet

- Loans: average loans of $1.3T up 17% YoY and 5% QoQ
  - Ex. FR[6], average loans of $1.2T up 4% YoY and 2% QoQ
- Deposits: average deposits of $2.4T down 4% YoY and 1% QoQ
  - Ex. FR, average deposits of $2.3T down 6% YoY and 2% QoQ
- CET1 capital of $242B[2]
  - Standardized CET1 capital ratio of 14.3%[2]; Advanced CET1 capital ratio of 14.5%[2]

Capital distributed

- Common dividend of $3.1B or $1.05 per share
- $2.0B of common stock net repurchases[7]
- Net payout LTM of 35%[8]

SIGNIFICANT ITEMS ($MM, EXCLUDING EPS)

	Pretax	Net income	EPS
Net investment securities losses in Corporate	($669)	($508)	($0.17)
Firmwide legal expense	($665)	($654)	($0.22)

[1] See note 3 on slide 12
[2] Represents the estimated Basel III common equity Tier 1 ("CET1") capital and ratio and Total Loss-Absorbing Capacity for the current period. See note 1 on slide 13
[3] Standardized risk-weighted assets ("RWA"). Estimated for the current period. See note 1 on slide 13
[4] Cash and marketable securities represents HQLA and unencumbered marketable securities. Estimated for the current period. See note 2 on slide 13
[5] See note 1 on slide 12
[6] On May 1, 2023, JPMorgan Chase acquired certain assets and assumed certain liabilities of First Republic. All references in this presentation to "ex. FR" or "FR impact" refer to excluding or including the relevant effects of the First Republic acquisition, as well as subsequent related business and activities, as applicable
[7] Includes the net impact of employee issuances
[8] Last twelve months ("LTM"). Net of stock issued to employees

JPMORGAN CHASE & CO.
1

3Q23 Reported FR impact ex. FR 2Q23 3Q22 Net interest income $22.9 $1.5 $21.4 $0.4 $3.8 Noninterest revenue 17.8 0.8 17.1 (0.3) 1.2 Managed revenue1 40.7 2.2 38.5 0.1 5.0 Expense 21.8 0.9 20.9 0.7 1.7 Credit costs 1.4 (0.0) 1.4 (0.3) (0.1) Net income $13.2 $1.1 $12.1 ($0.0) $2.3 Net income applicable to common stockholders $12.7 $1.1 $11.6 ($0.0) $2.4 $4.33 $0.36 $3.97 $0.02 $0.85 ROE2 18% 2% 16% 17% 15% ROTCE2,3 22 2 20 21 18 1,2 53 (1) 54 53 57 Memo: NII excluding Markets 4 $23.2 $1.5 $21.7 $0.2 $4.8 NIR excluding Markets 4 10.9 0.8 10.2 0.3 0.4 Markets revenue 6.6 - 6.6 (0.4) (0.2) Managed revenue1 40.7 2.2 38.5 0.1 5.0 Adjusted expense 5 $21.1 $0.9 $20.2 $0.4 $1.1 Adjusted overhead ratio 1,2,5 52% (1)% 53% 52% 57% ex. FR $ O/(U) 3Q23 Financial results1 3Q23 Tax rate Effective rate: 21.4% Managed rate: 25.0%1,6 Note: Totals may not sum due to rounding 1 See note 1 on slide 12 2 Actual numbers for all periods, not over/(under) 3 See note 3 on slide 12 4 See note 2 on slide 12 5 See note 4 on slide 12 6 Reflects fully taxable- $B 3Q23 2Q23 3Q22 Net charge-offs $1.5 $1.4 $0.7 Reserve build/(release) (0.1) 1.5 0.8 Credit costs $1.4 $2.9 $1.5 $B, EXCEPT PER SHARE DATA 3Q23 ROE O/H ratio CCB 41% 50% CIB 11% 63% CB 25% 34% AWM 32% 63% 2

Fortress balance sheet Note: Totals may not sum due to rounding 1 Estimated for the current period. See note 1 on slide 13 2 3 4 See note 4 on slide 13 5 See note 3 on slide 12 6 Reflects Net Income Applicable to Common Equity 7 Excludes AOCI on cash flow hedges and DVA related to structured notes 8 Includes net share repurchases and common dividends 9 Primarily reduction in CET1 capital deductions 3Q23 2Q23 3Q22 Risk-based capital metrics1 CET1 capital $242 $236 $210 14.3% 13.8% 12.5% 14.5 13.9 13.0 Basel III Standardized RWA $1,693 $1,707 $1,678 Leverage-based capital metric2 Firm SLR 6.0% 5.8% 5.3% Liquidity metrics3 Firm LCR 112% 112% 113% Bank LCR 123 129 165 Total excess HQLA $252 $296 $531 HQLA and unencumbered marketable securities 1,386 1,411 1,480 Balance sheet metrics Total assets (EOP) $3,898 $3,868 $3,774 Deposits (average) 2,356 2,387 2,445 Tangible book value per share5 82.04 79.90 69.90 4 $B, EXCEPT PER SHARE DATA 13.8% 14.3%(14 bps) (30 bps) 75 bps 11 bps 4 bps 2Q23 Net income AOCI Capital Distributions RWA Other 3Q23 1,707 1,693 (5) (3) (5) 2Q23 Loans Market Risk Credit Risk ex. Loans 3Q23 STANDARDIZED CET1 RATIO (%)1 STANDARDIZED RISK-WEIGHTED ASSETS ($B)1 6 7 8 9 3

U.S. B3E NPR increases JPM's required capital by 25%... but why?

- As proposed, the U.S. B3E NPR[1] increases the Firm's RWA by 30% ($500B) and required capital by 25% ($50B)
  - $22.5B is directly linked to our 4.5% GSIB[2] surcharge (4.5% x $500B), despite no change to our systemic risk footprint
- The proposal increases the required capital for operational risk by $30B
  - We estimate our SCB already includes ~$15B[3] capital for operational risk

GSIB SURCHARGE EXACERBATES THE IMPACT



= Operational risk capital
$200B
GSIB
75
SCB4
50
Regulatory minimum
75
$50B
$22.5B
$5B
$22.5B
$250B
98
55
98
Current Standardized5
B3E NPR

INCREASE IN OPERATIONAL RISK CAPITAL



~$15B
SCB
$30B
~$45B
GSIB
SCB
Capital added for B3E RWA
Regulatory minimum
Current3
Proposed

JPM believes that an RWA change of this magnitude requires corresponding adjustments to SCB and GSIB

Note: Estimated B3E impacts based on our best understanding of the proposal applied to our balance sheet as of 2Q23 and does not incorporate any remediation. Numbers above have been rounded for ease of illustration. Estimated RWA impact of >$500B has been rounded down to $500B

For footnotes see slide 14

JPMorgan Chase & Co.

4

The "19%"[1] quoted by the Agencies does not tell the full story

- Measured since the 2017 rules, JPM's CET1 capital requirements will have increased by ~45% should the rule be enacted as proposed
- And looking beyond the B3E proposal, the future trend is up
  - We anticipate that the Fed's incorporation of CECL in the stress test will raise the SCB
  - Since the GSIB proposal did not adjust for growth, we expect continued headwinds due to ordinary economic growth
- JPM disagrees with the cost-benefit analysis and believes that increases of this magnitude are unwarranted

GROWTH IN JPM CET1 REQUIREMENTS SINCE 2017[2]


~45%
?
SA-CCR and
SCB adoptions[4]
GSIB: 3.5 to 4.0%
$17B / 10%
GSIB: 4.0 to 4.5%
$8B / 4%
B3E NPR
$50B / 25%
GSIB NPR[5]
$4B / 2%
CECL[6] in
CCAR
?
GSIB
headwinds
?
2017 rules[3]
3Q23
Pre-NPR
Post B3E and GSIB NPR
Future

Note: Numbers above have been rounded for ease of illustration
For footnotes see slide 14

JPMorgan Chase & Co.
5

CCB | CIB | CB | AWM | Corp.

Consumer & Community Banking[1]

SELECTED INCOME STATEMENT DATA ($MM)

	3Q23			ex. FR $ O/(U)	
	Reported	FR impact	ex. FR	2Q23	3Q22
Revenue	**$18,362**	**$1,355**	**$17,007**	**$605**	**$2,726**
Banking & Wealth Management[2]	11,345	1,004	10,341	1	2,381
Home Lending	1,252	351	901	129	(19)
Card Services & Auto	5,765	-	5,765	475	364
Expense[2]	**9,105**	**583**	**8,522**	**246**	**539**
Credit costs	**1,446**	**(2)**	**1,448**	**(6)**	**919**
Net charge-offs (NCOs)	1,399	-	1,399	148	720
Change in allowance	47	(2)	49	(154)	199
Net income	**$5,895**	**$589**	**$5,307**	**$294**	**$963**

KEY DRIVERS / STATISTICS ($B)[3]

	3Q23			ex. FR	
	Reported	FR impact	ex. FR	2Q23	3Q22
Average equity	$55.5	$3.5	$52.0	$52.0	$50.0
ROE	41%	2%	40%	38%	34%
Overhead ratio	50	(1)	50	50	56
Average loans	$564.3	$94.3	$470.0	$458.4	$442.7
Average deposits	1,143.5	66.7	1,076.8	1,110.1	1,174.2
Active mobile customers (mm)[4]	53.2	n.a.	53.2	52.0	48.9
Debit & credit card sales volume[5]	$426.3	$0.5	$425.8	$423.6	$395.8

- Ex. FR:
  - Average loans up 6% YoY and 3% QoQ
  - Average deposits down 8% YoY and 3% QoQ
    - EOP deposits down 9% YoY and 3% QoQ
  - Active mobile customers up 9% YoY
  - Debit & credit card sales volume up 8% YoY
  - Client investment assets up 21% YoY and flat QoQ

FINANCIAL PERFORMANCE (ex. FR)

- **Net income of $5.3B, up 22% YoY**
- **Revenue** of $17.0B, up 19% YoY, driven by higher net interest income
- **Expense** of $8.5B, up 7% YoY, driven by higher compensation including an increase in headcount, continued investments in technology and marketing and the FDIC assessment increase announced in the prior year, partially offset by lower auto lease depreciation
- **Credit costs** of $1.4B
  - NCOs of $1.4B, up $720mm YoY, predominantly driven by continued normalization in Card Services
  - Net reserve build of $49mm reflected $301mm in Card Services, predominantly offset by a net release of $250mm in Home Lending

KEY DRIVERS / STATISTICS ($B) – DETAIL BY BUSINESS

	3Q23			ex. FR	
	Reported	FR impact	ex. FR	2Q23	3Q22
Banking & Wealth Management					
Business Banking average loans[6]	$19.5	-	$19.5	$19.6	$21.3
Business Banking loan originations	1.3	-	1.3	1.3	1.0
Client investment assets (EOP)	882.3	140.6	741.7	742.0	615.0
Deposit margin	2.92%	0.07%	2.85%	2.82%	1.83%
Home Lending					
Average loans	$264.0	$91.1	$172.9	$172.4	$176.9
Loan originations[7]	11.0	0.7	10.3	10.1	12.1
Third-party mortgage loans serviced (EOP)	637.8	3.0	634.9	601.4	586.7
Net charge-off/(recovery) rate	(0.02)%	0.01%	(0.04)%	(0.07)%	(0.14)%
Card Services & Auto					
Card Services average loans	$195.2	-	$195.2	$187.0	$168.1
Auto average loans and leased assets	85.1	-	85.1	82.1	80.4
Auto loan and lease originations	10.2	-	10.2	12.0	7.5
Card Services net charge-off rate	2.49%	-	2.49%	2.41%	1.40%
Card Services net revenue rate	9.60	-	9.60	9.11	9.92
Card Services sales volume[5]	$296.2	-	$296.2	$294.0	$272.3

[1] See note 1 on slide 12
[2] See note 3 on slide 13
For additional footnotes see slide 14

JPMORGAN CHASE & CO.

6

CCB CIB CB AWM Corp.

Corporate & Investment Bank[1]

SELECTED INCOME STATEMENT DATA ($MM)

		$ O/(U)	
	3Q23	2Q23	3Q22
Revenue	**$11,730**	**($789)**	**($195)**
Investment Banking revenue	1,613	119	(100)
Payments[2]	2,094	(357)	55
Lending	291	(8)	(32)
Total Banking	**3,998**	**(246)**	**(77)**
Fixed Income Markets	4,514	(53)	45
Equity Markets	2,067	(384)	(235)
Securities Services	1,212	(9)	102
Credit Adjustments & Other	(61)	(97)	(30)
Total Markets & Securities Services	**7,732**	**(543)**	**(118)**
Expense[2]	**7,443**	**549**	**761**
Credit costs	**(185)**	**(223)**	**(698)**
Net income	**$3,092**	**($1,000)**	**($430)**

KEY DRIVERS / STATISTICS ($B)[3]

	3Q23	2Q23	3Q22
Equity	$108.0	$108.0	$103.0
ROE	11%	15%	13%
Overhead ratio	63	55	56
Comp/revenue	29	28	28
IB fees ($mm)	$1,717	$1,557	$1,762
Average loans	232.9	227.3	221.6
Average client deposits[4]	638.1	647.5	669.2
Merchant processing volume[5]	610.1	600.1	545.4
Assets under custody ($T)	29.7	30.4	27.2
Net charge-off/(recovery) rate[6]	0.09	0.12	0.04
Average VaR ($mm)	$38	$44	$53

FINANCIAL PERFORMANCE

- **Net income of $3.1B, down 12% YoY; revenue of $11.7B, down 2% YoY**
- **Banking revenue**
  - IB revenue of $1.6B, down 6% YoY
    - IB fees down 3% YoY, driven by lower advisory fees, largely offset by higher debt underwriting fees
  - Payments revenue of $2.1B, up 3% YoY
    - Excluding the net impact of equity investments, which reflected an impairment in the current period, up 12%, driven by higher rates, partially offset by lower deposit balances
  - Lending revenue of $291mm, down 10% YoY, driven by mark-to-market losses on hedges of retained loans, partially offset by higher net interest income
- **Markets & Securities Services revenue**
  - Markets revenue of $6.6B, down 3% YoY
    - Fixed Income Markets revenue of $4.5B, up 1% YoY, driven by higher revenue in Securitized Products and Credit, predominantly offset by lower revenue in Currencies & Emerging Markets
    - Equity Markets revenue of $2.1B, down 10% YoY, driven by lower revenue across products when compared with a strong third quarter in the prior year
  - Securities Services revenue of $1.2B, up 9% YoY, driven by higher rates, partially offset by lower deposit balances
- **Expense** of $7.4B, up 11% YoY, predominantly driven by higher legal expense and wage inflation
- **Credit costs** were a net benefit of $185mm
  - Net reserve release of $230mm, driven by the impact of net lending activity and changes in the central scenario
  - NCOs of $45mm

[1] See note 1 on slide 12
[2] See note 3 on slide 13
For additional footnotes see slide 14

JPMORGAN CHASE & CO.
7

CCB | CIB | CB | AWM | Corp.

Commercial Banking[1]

SELECTED INCOME STATEMENT DATA ($MM)

	3Q23			ex. FR $ O/(U)	
	Reported	FR impact	ex. FR	2Q23	3Q22
Revenue	**$4,031**	**$366**	**$3,665**	**($145)**	**$617**
Middle Market Banking	1,876	93	1,783	(85)	417
Corporate Client Banking	1,208	-	1,208	(21)	156
Commercial Real Estate Banking	921	273	648	(28)	24
Other	26	-	26	(11)	20
Expense	**1,375**	**18**	**1,357**	**57**	**177**
Credit costs	**90**	**26**	**64**	**(425)**	**(554)**
Net income	**$1,935**	**$245**	**$1,690**	**$156**	**$744**

KEY DRIVERS / STATISTICS ($B)[2]

	3Q23			ex. FR	
	Reported	FR impact	ex. FR	2Q23	3Q22
Average equity	$30.0	$1.5	$28.5	$28.5	$25.0
ROE	25%	2%	23%	21%	14%
Overhead ratio	34	(3)	37	34	39
Payments revenue ($mm)[3]	$2,045	-	$2,045	$2,188	$1,568
Investment Banking and Markets revenue, gross ($mm)[4]	$821	-	$821	$767	$761
Average loans[5]	283.0	39.0	244.0	242.2	229.1
Average client deposits	262.1	-	262.1	275.2	281.3
Allowance for loan losses	4.7	0.6	4.2	4.2	3.1
Nonaccrual loans	0.9	-	0.9	1.0	0.8
Net charge-off/(recovery) rate[6]	0.07%	(0.01)%[7]	0.08%	0.17%	0.07%
ALL/loans[6]	1.68	(0.04)	1.72	1.72	1.32

FINANCIAL PERFORMANCE (ex. FR)

- **Net income of $1.7B, up 79% YoY**
- **Revenue** of $3.7B, up 20% YoY
  - Payments revenue of $2.0B, up 30% YoY, driven by higher rates
  - Investment Banking and Markets revenue, gross of $821mm, up 8% YoY, reflecting increased M&A volume
- **Expense** of $1.4B, up 15% YoY, largely driven by an increase in headcount including front office and technology investments, as well as higher volume-related expense, including the impact of new client acquisition
- **Credit costs** of $64mm
  - NCOs of $50mm
  - Reserve build of $14mm, driven by updates to certain commercial real estate pricing variables, largely offset by other changes in the central scenario and the impact of net lending activity
- **Average loans** of $244B, up 6% YoY and up 1% QoQ
  - C&I[8] up 7% YoY and flat QoQ
  - CRE[8] up 6% YoY and up 1% QoQ
- **Average deposits** of $262B, down 7% YoY and 5% QoQ, primarily driven by lower non-operating deposits

[1] See note 1 on slide 12
For additional footnotes see slide 15

JPMorgan Chase & Co.
8

CCB CIB CB AWM Corp.

Asset & Wealth Management[1]

SELECTED INCOME STATEMENT DATA ($MM)

	3Q23			ex. FR $ O/(U)	
	Reported	FR impact	ex. FR	2Q23	3Q22
Revenue	**$5,005**	**$436**	**$4,569**	**($71)**	**$30**
Asset Management	2,164	-	2,164	36	(45)
Global Private Bank	2,841	436	2,405	(107)	75
Expense	**3,138**	**17**	**3,121**	**(42)**	**93**
Credit costs	**(13)**	**(31)**	**18**	**19**	**120**
Net income	**$1,417**	**$342**	**$1,075**	**($32)**	**($144)**

KEY DRIVERS / STATISTICS ($B)[2]

	3Q23			ex. FR	
	Reported	FR impact	ex. FR	2Q23	3Q22
Average equity	$17.0	$1.0	$16.0	$16.0	$17.0
ROE	32%	6%	26%	27%	28%
Pretax margin	38	6	31	32	36
Assets under management ("AUM")	$3,186	-	$3,186	$3,188	$2,616
Client assets	4,644	-	4,644	4,558	3,823
Average loans	223.8	13.0	210.8	209.8	216.7
Average deposits	202.0	-	202.0	211.9	253.0

FINANCIAL PERFORMANCE (ex. FR)

- **Net income of $1.1B, down 12% YoY**
- **Revenue** of $4.6B, relatively flat YoY, driven by higher management fees on strong net inflows and higher average market levels, offset by lower performance fees and lower net interest income
- **Expense** of $3.1B, up 3% YoY, driven by continued growth in private banking advisor teams and the impact of JPMAM China and Global Shares
- **AUM** of $3.2T was up 22% YoY and client assets of $4.6T were up 21% YoY, driven by continued net inflows and higher market levels
  - For the quarter, AUM had long-term net inflows of $20B and liquidity net inflows of $40B
- **Average loans** of $211B, down 3% YoY and flat QoQ
- **Average deposits** of $202B, down 20% YoY and down 5% QoQ

[1] See note 1 on slide 12
[2] Actual numbers for all periods, not over/(under)

JPMORGAN CHASE & CO.

9

Corporate1 FINANCIAL PERFORMANCE (ex. FR)SELECTED INCOME STATEMENT DATA ($MM) Revenue was $1.5B, up $1.8B YoY Net interest income was $2.0B, compared with $792mm in the prior year, driven by the impact of higher rates Noninterest revenue was a loss of $506mm, compared with a loss of $1.1B in the prior year, and included $669mm of net investment securities losses Expense of $456mm, up $151mm YoY 1 See note 1 on slide 12 CCB CIB CB AWM Corp. 3Q23 Reported FR impact ex. FR 2Q23 3Q22 Revenue $1,558 $78 $1,480 $495 $1,782 Net interest income 1,983 (3) 1,986 219 1,194 Noninterest revenue (425) 81 (506) 276 588 Expense 696 240 456 (134) 151 Credit costs 46 - 46 289 67 Net income/(loss) $812 ($99) $911 $572 $1,205 ex. FR $ O/(U) 10

Outlook[1]

FIRMWIDE

1

Expect FY2023 net interest income of **~$88.5B**, market dependent

Expect FY2023 net interest income excluding Markets of **~$89B**, market dependent

2

Expect FY2023 adjusted expense of **~$84B** excluding the FDIC special assessment related to systemic risk determination, market dependent

- Adjusted expense excludes Firmwide legal expense ($1.3B year-to-date)

3

Expect FY2023 Card Services NCO rate of **~2.50%**

[1] See notes 1, 2 and 4 on slide 12

JPMorgan Chase & Co.

11

Notes on non-GAAP financial measures 1. rat Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a lement. There are no reclassifications associated with FR managed revenue 2. ews these metrics excluding CIB sactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the -liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 29 of the Earnings Release Financial Supplement. For additional information on Markets reven 2022 Form 10-K 3. ach non-GAAP financial measures. nd identifiable intangible assets (other than TCE, refer to page 10 of the Earnings . ROTCE ex. FR uses the same -end divided by common shares at period-end. Book value per share was $100.30, $98.11 and $87.00 at September 30, 2023, June 30, 2023 and September 30, 2022, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in 4. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense represents noninterest expense excluding Firmwide legal expense of $665mm, $420mm and $47mm for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively. There was no legal expense excluded from FR adjusted expense for the three months ended September 30, 2023 and June 30, 2023. adjusted expense as a percentage of managed net revenue. Management believes this information helps investors understand the effect of these items on reported 12

Additional notes 1. Reflects the Current Expected Credit Losses ("CECL") capital transition provisions. Beginning January 1, 2022, the $2.9B CECL capital benefit is being phased out at 25% per year over a three-year period. As of September 30, 2023 and June 30, 2023, CET1 capital and Total Loss-Absorbing Capacity reflected the remaining $1.4B CECL benefit; as of September 30, 2022, CET1 capital reflected a $2.2B benefit. Refer to Capital Risk Management on pages 48-53 Form 10-Q for the quarterly period ended June 30, 2023 and on pages 86- -K for additional information 2. Total excess high- in excess of what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable securities, includes end-of-period HQLA, excluding regulatory prescribed haircuts under the LCR rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affilia LCR. Also includes other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 54- Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and on pages 97- -K for additional information 3. In the first quarter of 2023, the allocations of revenue and expense to CCB associated with a Merchant Services revenue sharing agreement were discontinued and are now retained in Payments in CIB. Prior-period amounts have been revised to conform with the current presentation 4. The 3Q22 prior-period amount has been revised to conform with the current presentation, which uses end-of-period HQLA and end-of-period unencumbered marketable securities. Previous presentations used average Firm HQLA (consistent with the LCR metric) and end-of-period unencumbered marketable securities 13

Additional notes on slides 4-7

Slide 4 – U.S. B3E NPR increases JPM's required capital by 25%... but why?

1. Basel 3 Endgame Notice of Proposed Rulemaking ("B3E NPR")
2. Global Systemically Important Banks ("GSIB")
3. Estimate for operational risk losses calculated as follows: Federal Reserve nine-quarter operational risk losses of $185B for all CCAR banks allocated pro-rata based on total assets and adjusted for a 50% haircut to reflect timing of peak stress occurring prior to the end of nine quarters. Applying this to JPM: $185B x 17% x 50% = ~$15B
4. Based on 2.9% current Stress Capital Buffer ("SCB") and $500B RWA increase, the translation to an updated SCB requirement under the B3E regime would put JPMorgan below the 2.5% floor, resulting in an effective increase in the dollars of SCB
5. Reflects CET1 based on estimated 3Q23 Standardized RWA with a 2.9% SCB and 4.5% GSIB

Slide 5 – The "19%" quoted by the Agencies does not tell the full story

1. 19% capital increase for Category I and II bank holding companies, as stated in the B3E NPR
2. Assumes flat balance sheet based on estimated 3Q23 Standardized RWA
3. Based on 2017 rule set the firm had an effective GSIB surcharge of 3.5% and a Capital Conservation Buffer ("CCB") of 2.5%
4. Current Standardized Approach for Counterparty Credit Risk ("SA-CCR") impact is assumed to be 50% of the Day 1 adoption impact which we reported as a 1Q22 Standardized RWA increase of $40B; and current SCB 2.9% vs. CCB of 2.5%
5. Estimated impacts from the GSIB Notice of Proposed Rulemaking ("NPR") based on our best understanding of the proposal. The impact incorporates the benefit of a higher B3E RWA on the short-term wholesale funding ("STWF") component of the GSIB surcharge
6. Current Expected Credit Losses ("CECL")

Slide 6 – Consumer & Community Banking

3. Actual numbers for all periods, not over/(under)
4. Users of all JPMorgan Chase mobile platforms who have logged in within the past 90 days. Excludes First Republic
5. Excludes Commercial Card
6. Includes the impact of loans originated under the PPP. For further information, refer to page 13 of the Earnings Release Financial Supplement
7. Firmwide mortgage origination volume was $13.0B, $13.0B and $15.2B for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively

Slide 7 – Corporate & Investment Bank

3. Actual numbers for all periods, not over/(under)
4. Client deposits and other third-party liabilities pertain to the Payments and Securities Services businesses
5. Represents Firmwide merchant processing volume
6. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate

JPMORGAN CHASE & CO.

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Additional notes on slide 8 Slide 8 Commercial Banking 2. Actual numbers for all periods, not over/(under) 3. In the third quarter of 2023, certain revenue from CIB Markets products was reclassified from payments to investment banking. Prior-period amounts have been revised to conform with the current presentation 4. Includes gross revenues earned by the Firm that are subject to a revenue sharing arrangement between CB and the CIB for Investme s 2022 Form 10-K for discussion of revenue sharing 5. Includes the impact of loans originated under the PPP. For further information, refer to page 20 of the Earnings Release Financial Supplement 6. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 7. Note that FR net charge-offs were a loss of $4mm in CB in 3Q23; the FR impact to the net charge-off rate is negative due to the addition of FR loans to the overall denominator 8. and do not align with regulatory definitions 15

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, which have been filed with the Securities and Exchange Commission and -web.com/financial- information/sec- Chase & Co. does not undertake to update any forward-looking statements. 16